Exhibit 99.1

Longeveron Adds Seasoned Biotech Executive Todd Girolamo to
Its Board of Directors

Girolamo brings legal, finance and M&A experience to cell therapy company

Miami, Florida – February 17th, 2022 - Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing cellular therapies for chronic, aging-related and life-threatening conditions, announced today the appointment of Todd Girolamo to its Board of Directors. Girolamo is a seasoned attorney and biopharmaceutical executive specializing in health-related products, currently serving as Chief Legal Officer, Senior Vice President of Corporate Development and Corporate Secretary for Caladrius Biosciences, Inc. (NASDAQ: CLBS).

“Mr. Girolamo will bring invaluable legal, finance and biopharmaceutical development insight and leadership to our Board,” said Geoff Green, CEO of Longeveron. “The extensive depth and breadth of Todd’s experience in biopharma, particularly cell and gene therapy, will provide a valuable resource as we advance Lomecel-B through downstream phases of clinical development and towards prospective commercial launch.”

Girolamo’s experience includes Securities and Exchange Commission, stock exchange , and Food and Drug Administration compliance, corporate finance, M&A and licensing activities. He has further experience with intellectual property, litigation, and drug development.

“I am excited to have the opportunity to join Longeveron’s Board and help build on the foundation in cellular therapy research and execution of clinical trials that it has achieved over the last several years,” Girolamo stated. “With early trials of Lomecel-B showing exciting promise in areas like aging frailty, Alzheimer’s and Hyperplastic Left Heart Syndrome, Longeveron presents an opportunity to advance potential new life-altering therapies for patients in need,” he added.

Girolamo’s private practice legal experience includes stints at Reid & Priest and Cahill, Gordon & Reindel. In addition to his time practicing law, Girolamo spent 12 years on Wall Street, specializing in therapeutic healthcare equity securities with Oppenheimer & Co., CIBC World Markets, Leerink & Company and Summer Street Research Partners. Prior to going in-house at Caladrius, Girolamo served as an analyst and portfolio manager at Lion’s Path Capital, managing a long-short portfolio of biopharma and med-tech equities. Girolamo has an AB from Harvard College, a JD from the University of Pennsylvania Law School and an MBA from Columbia Business School.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. The Company’s lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease, the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). The Company’s mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization, and broad use by the healthcare community. Additional information about the Company is available at www.longeveron.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials; the size of the market opportunity for our product candidates, the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates, our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Brendan Payne

Stern Investor Relations

Office Direct: 212-698-8695 |Office Main: 212-362-1200

brendan.payne@sternir.com | www.sternir.com

Source: Longeveron Inc

Source: LGVN